EXHIBIT 23.1
                                                                    ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We have issued our report dated September 30, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of Extended Systems Incorporated on Form 10-K for the year ended June 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Extended Systems Incorporated on Form S-8 (File No 333-126238, effective June 29, 2005).





/s/ Grant Thornton LLP
----------------------
Salt Lake City, Utah
October 17, 2005

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 - 126238) of Extended Systems Incorporated of our report dated September 29, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated September 29, 2004 relating to the financial statement schedule, which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
------------------------------
San Jose, California
October 17, 2005